UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts		01748
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into Material Definitive Agreements	3

SIGNATURE	3

Item 1.01. Entry into Material Definitive Agreements.

On May 2, 2012 the Company received notice that Biostorage Technologies, Inc (Biostorage). had filed a lawsuit in Marion Superior/Circuit Court, Marion County, Indiana seeking to recover amounts alleged to be owed by the Company to the plaintiffs totaling $119,363 plus legal fees and costs. On July 30, 2013 the Company entered into a settlement and release agreement with BioStorage Technologies, Inc. (“BioStorage”) pursuant to which the Company agreed to make 3 payments totaling seventy five thousand dollars ($75,000.00) in full settlement of the claims against the Company. The agreement calls for three payments to be made as follows:

$10,000.00 on or before July 31, 2013

$40,000.00 on or before December 31, 2013 and’

$25,000.00 on or before February 28, 2014.

As part of the settlement agreement and in the event that the Company fails to honor its obligations under the settlement agreement, the Company executed an agreed judgment in the total amount of $95,000.00 such amount to be reduced by the amount of each scheduled payment actually made by the Company pursuant to the settlement agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.

Date: July 31, 2013	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer